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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report)         December 27, 1995

                            National Auto Credit, Inc
             (Exact name of registrant as specified in its charter)

             Delaware                  1-11601                 34-1816760
  (State of other jurisdiction      (Commission              (IRS Employer
        of incorporation)           File Number)           Identification No.)

        30000 Aurora Road, Solon, Ohio                            44139
   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code        (216) 349-1000


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS.

     As of December 27, 1995, the registrant entered into a merger agreement (the "Merger Agreement") by and among itself, NAC Transco, Inc. ("Transco") and National Auto Credit, Inc. (now known as ARAC, Inc.) ("Old NAC") effecting a restructuring of the registrant into a holding company by merging Transco with and into Old NAC in accordance with 251(g) of the Delaware General Corporation Law (the "Merger"). Prior to the merger the registrant, now known as National Auto Credit, Inc. (formerly known as New NAC, Inc.), was a wholly owned subsidiary of Old NAC and Transco was a wholly owned subsidiary of the registrant. Pursuant to the Merger Agreement, all issued shares of common stock, $.05 par value, of Old NAC were automatically converted into shares of common stock, $.05 par value, of the registrant and the stockholders of Old NAC automatically became the stockholders of the registrant, with the same proportionate interests and voting rights as such stockholders had as stockholders of Old NAC. The merger Agreement was filed with the Secretary of State of the state of Delaware, and the Merger became effective, on December 27, 1995. The Merger Agreement is attached as Exhibit 99 hereto. A technical original listing application was filed with the New York Stock Exchange on December 27, 1995 and shares of the registrant's common stock, $.05 par value, commenced trading on the New York Stock exchange on December 28, 1995 under the symbol "NAK".

ITEM 7.   EXHIBITS.

     (99) Agreement of Merger between and among Old NAC, Transco and the registrant filed with the Secretary of State of the State of Delaware on December 27, 1995.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NATIONAL AUTO CREDIT, INC.


Date:   December 28, 1995                   By: /s/ Davida S. Howard
      --------------------------                --------------------------
                                                Davida S. Howard
                                                Vice President-Finance and
                                                Controller